SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006

AVICI SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

101 Billerica Avenue, North Billerica, MA 01862

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Intent to Enter Indemnification Agreements.

Avici Systems Inc. (the “Company”) intends to enter into indemnification agreements with the directors and executive officers of the Company. Directors and executive officers are entitled to indemnification under the company’s organizational documents. The Form of Indemnification Agreement (the “Indemnification Agreement”) is filed herewith as Exhibit 10.1.

Among other things, the Indemnification Agreement provides that the Company will, to the fullest extent permitted by law, indemnify such directors and executive officers against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed criminal, civil, administrative or investigative action brought against such director or executive officer or in which he or she otherwise becomes involved as a witness by reason of his or her relationship with the Company, as well as the procedures and standards for obtaining such indemnification. The foregoing description is a summary only.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1    Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.
Date: December 20, 2006
	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Secretary

Exhibit Index

10.1	Form of Indemnification Agreement